EXHIBIT 32.1

Certification Required by 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Alan B. Levan, Chief Executive Officer of Bluegreen Vacations Corporation (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that:

(1)

the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2020 (the “Report”), filed with the U.S. Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Alan B. Levan
Alan B. Levan
Chairman of the Board of Directors, President and Chief Executive Officer

Date:  March 1, 2021

The foregoing certification is solely being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.